AMENDMENT TO RIGHTS AGREEMENT


                  AMENDMENT, dated as of May 10, 1998, to the Rights Agreement, dated as of August 17, 1994, by and between Western Atlas Inc. (the "COMPANY") and Chemical Trust Company of California (as Rights Agent) (the "RIGHTS AGREEMENT").

                  WHEREAS, ChaseMellon Shareholder Services L.L.C. is the successor as Rights Agent to Chemical Trust Company of California; and

                  WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

                  WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "MERGER AGREEMENT"), dated as of May 10, 1998, among the Company and Baker Hughes Incorporated and Baker Hughes Delaware I, Inc., as the same may be amended from time to time (all capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement); and

                  WHEREAS, the Board of Directors has determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders; and

                  WHEREAS, the Board of Directors has found that it is in the best interest of the Company and its stockholders, and has deemed it necessary and desirable, to amend the Rights Agreement to exempt the Merger Agreement and the transactions contemplated thereby from the application of the Rights Agreement.

                  NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

         1. Section 1(a) of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

                  "'Acquiring Person' shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner of 15 percent (15%) or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, (iv)

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                  Unitrin, Inc., a Delaware corporation ("Unitrin"), and its subsidiaries as long as such entities in the aggregate beneficially own less than 12,658,000 Common Shares. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would not longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. Notwithstanding the foregoing, no Person (and no Affiliate or Associate of any Person) shall be deemed to be the "Beneficial Owner" of or to "beneficially own" particular securities if such Person is the Beneficial Owner of or "beneficially owns" such securities solely as a result of its status as Affiliate or Associate of Unitrin and if such Person would not otherwise be the Beneficial Owner of or "beneficially own" such securities. Notwithstanding the foregoing, neither Baker Hughes Incorporated, a Delaware corporation ("Parent"), Baker Hughes Delaware I, Inc., a Delaware corporation ("Sub"), nor any other Person, shall be deemed to be an Acquiring Person by virtue of the execution and delivery of the Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement") to be entered into as of May 10, 1998, among the Company, Parent and Sub, or the Stock Option Agreement dated as of May 10, 1998 between the Company, as grantor, and Parent, as grantee (the "Stock Option Agreement"), the conversion of Common Shares into the right to receive Parent Common Stock (as defined in the Merger Agreement) in accordance with Article 4 of the Merger Agreement, the issuance of Common Shares upon the exercise of the Option (as defined in the Stock Option Agreement) granted to Parent pursuant thereto, nor the consummation of the Merger (as defined in the Merger Agreement) or any other transaction contemplated by the Merger Agreement or the Stock Option Agreement (each of the foregoing, an "Exempt Event").

         2. Section 1(1) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

                  "No Exempt Event shall cause a Shares Acquisition Date."

         3. Section 3(a) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

                  "No Exempt Event shall cause a Distribution Date."

         4. Clauses (i), (ii), and (iii) of Section 7(a) of the Rights Agreement are hereby modified, amended and restated in their entirety as follows:

                  "(i) the time immediately prior to the consummation of the Merger, (ii) the later of the termination of the Merger Agreement of the close of business on August 31, 2004 (the "Final Expiration Date"), (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof."

         5. Section 29 of the Rights Agreement is hereby modified and amended to add the following sentence at the end thereof:

                  "Notwithstanding the foregoing, nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with any transactions contemplated by the Merger Agreement or the Stock Option Agreement."

         6. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                                      * * *

                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first written above.


                                    WESTERN ATLAS INC.

                                    By: /s/ James E. Brasher
                                    Name:  James E. Brasher
                                    Title: Senior Vice President



                                    CHASEMELLON SHAREHOLDER SERVICES L.L.C.
                                    As Successor to
                                    CHEMICAL TRUST COMPANY OF CALIFORNIA
                                    (as Rights Agent)

                                    By: /s/ R. John Davis
                                    Name:      R. John Davis
                                    Title:     Vice President